UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2005
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                         COACTIVE MARKETING GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                      0-20394                   06-1340408
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(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)         Identification Number)



               415 Northern Blvd., Great Neck, New York     11021
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                (Address of principal executive office)  (Zip Code)

       Registrant's telephone number, including area code: (516) 622-2800
                                                           --------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 29, 2005, the Board of Directors of CoActive Marketing Group, Inc. (the "Company") approved revised compensation arrangements for non-employee directors. Director compensation is established by the Board of Directors and periodically reviewed.

Effective for the Company's fiscal year that commenced April 1, 2005 each non-employee director will receive an annual cash retainer of $20,000, payable in quarterly installments, and an annual grant of an option to purchase 10,000 shares of the Company's common stock, issuable each year as of April 30, pursuant to the "formula award" provisions of the Company's 2002 Long-Term Incentive Plan (the "Plan").

The stock options issued as of April 30, 2005 are subject to, and may not be exercised until, the Company has obtained (i) further approval of the amendment to the "formula award" provisions of the Plan by the stockholders of the Company, and (ii) approval by Company's Board of Directors and stockholders of an amendment to the Plan increasing the number of shares of Common Stock available thereunder for grants of awards.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2005

                                          COACTIVE MARKETING GROUP, INC.


                                          By: /s/ DONALD A. BERNARD
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                                              Donald A. Bernard,
                                              Executive Vice President and Chief
                                              Financial Officer